EXHIBIT 10.15
RELIV' INTERNATIONAL, INC.


                               DEED OF TRUST NOTE
US $950,000.00                                               St. Louis, Missouri
                                                                 January 2, 1996

         1. FOR VALUE RECEIVED, the undersigned, Reliv' International, Inc., (hereinafter "Maker"), promises to pay to the order of SOUTHWEST BANK OF ST. LOUIS (hereinafter "Holder") at 700 Corporate Park Drive, Clayton, Missouri 63105, the principal sum of Nine Hundred Fifty Thousand and 00/100 DOLLARS ($950,000.00), with interest thereon from the date hereof at the rate of 8.50% per annum (and shall be calculated on the actual number of days on the basis of a year of 360 days), with payments to be made as follows:

         Interest only on the from time to time principal amount of indebtedness evidenced hereby at a rate of 8.50% per annum shall be payable monthly commencing February 2, 1996 through and including April 2, l996; and commencing May 2, 1996, Sixty (60) payments of principal and interest in the amount of Nineteen Thousand Five Hundred Forty-Nine and 78/100 DOLLARS ($19,549.78) shall be payable monthly, with the balance of principal and interest due and payable April 2, 200l, each of such payments to be applied first in payment of interest due on the entire unpaid principal, and the remainder in reduction of the principal, with interest after maturity, by acceleration or otherwise, at the rate of 20% per annum.

         2. Maker reserves the right to prepay any or all of the principal amount evidenced by this Note without penalty at any time.

         3. If any payment under this Note is not paid within ten (10) days after the payment is due, then Maker shall pay to Holder a late charge of ten percent (10%) of such payment, but in any event not less than Ten Dollars ($10.00).

         4. This Note is secured by a Deed of Trust and encumbering certain real and personal property located in the County of St. Louis, State of Missouri (the terms and provisions of which are incorporated herein by this reference), and by any other instruments or security, now or hereafter executed by Maker or any other party in favor of Holder, which shall constitute additional security for this Note and Maker has also given to Holder in connection herewith an Security Agreement (all of which are herein collectively called the "Loan Documents").

         5. It is agreed that time is of the essence in the performance of all obligations hereunder and under the Loan Documents. If Maker shall fail to make any payment hereunder when due, or upon the occurrence of an event of default in the performance or observance of any of the terms, agreements, covenants or conditions contained in the Loan Documents, then, or at any time thereafter, the entire principal balance of this Note, irrespective of the maturity date specified herein, together with the then accrued interest thereon, shall, at the election of the Holder hereof, and without notice of such election, become immediately due and payable.



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         6. All makers,  endorsers,  guarantors and sureties  hereof jointly and severally waive presentment, protest, notice of dishonor, and notice of intent to accelerate; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including the terms or time for payment; and further agree that any such renewal, extension or modification of the terms hereof or time for payment or of the terms of any of the Loan Documents or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not otherwise affect the liability of any of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications may be made without notice to any of said parties.

         7. This Note shall be the joint and several obligation of all makers, endorsers, guarantors, and sureties, and shall be binding upon them and their successors and assigns and shall inure to the benefit of the successors and assigns of Holder. All makers, endorsers, guarantors, and sureties hereof agree jointly and severally to pay all costs of collection (including those incurred in any bankruptcy proceedings and regardless of whether suit is filed) and foreclosure, including reasonable attorneys' fees and costs.

         8. Any forbearance of Holder in exercising any right or remedy hereunder or under the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Holder's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

         9. This Note shall be governed by the laws of the State of Missouri.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

Reliv' International, Inc.                   Property Address:
                                             112 Chesterfield Indust
                                             St. Louis, MO

By:/s/ Robert L. Montgomery                  Maturity Date:
   -------------------------------           April 2, 2001
     Robert L. Montgomery,



By: /s/ David G. Kreher                      Mailing Address:
   -------------------------------           P. 0. Box  405
     David G. Kreher                         Chesterfield, MO  63006















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                                 STATEMENT SHEET


January 2, 1996


$950,000.00  Loan

NOTE: Disclosures in this statement are not relevant to and may be inconsistent with disclosures required by the Federal Truth in Lending Act. Please refer to the separate "Disclosure Statement" delivered in connection with this transaction for such information.


AMOUNT OF LOAN                                                   $950,000.00
TITLE
SURVEY
RECORDING &
RELEASING FEES
ORIGINATION FEE
INTEREST
PAID TO Borrower                         $
PAID TO
PAID TO
PAID TO
PAID TO
DISBURSED
TOTAL                                    $950,000.00             $950,000.00

SOUTHWEST BANK OF ST. LOUIS

We hereby authorize you to distribute proceeds of our Note for $950,000.00 dated January 2, 1996, as indicated above.

Reliv' International, Inc.



By:_________________________________
     Robert L. Montgomery,



By:_________________________________
     David G. Kreher










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